Exhibit 99.1

Prestige Brands Holdings, Inc. Announces Offering of $350 Million Senior Notes

Tarrytown, NY, February 16, 2016 — Prestige Brands Holdings, Inc. (NYSE: PBH) (the “Company”) announced today that its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), intends to offer, subject to market and other conditions, up to $350.0 million in aggregate principal amount of new senior notes due 2024 (the “notes”) in a private offering. The notes will be senior unsecured obligations of Prestige Brands and will be guaranteed by the Company and certain of its domestic subsidiaries.

The Company intends to use the net proceeds from the proposed offering to redeem all of Prestige Brands’ outstanding 8.125% Senior Notes due 2020 (the “2020 notes”), to repay the bridge credit facility entered into on February 4, 2016 in connection with the Company’s closing of the acquisition of DenTek Holdings, Inc., to pay related fees and expenses and for general corporate purposes.

Prestige Brands has given notice of its intention to redeem all of the 2020 notes pursuant to the indenture governing the 2020 notes, at a redemption price equal to 104.063% of the principal amount thereof (or $1,040.63 per $1,000 in principal amount), plus accrued and unpaid interest to the date of redemption. The redemption of the 2020 notes is conditioned on the completion of an offering of new unsecured senior notes in an aggregate principal amount of at least $350.0 million (the “Financing Condition”). Prestige Brands may waive the Financing Condition in its sole discretion.
The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum. The notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the U.S., Canada, and Australia and in certain other international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor’s® NightGuard® dental protector, Little Remedies® pediatric products, Efferdent® denture care products, Luden’s® throat drops, Dramamine® motion sickness treatment, BC® and Goody’s® pain relievers, Debrox® earwax remover, and Gaviscon® antacid in Canada.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The cautionary statements are being made pursuant to the provisions of the PSLRA and with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date of this news release. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update any forward-looking statements to reflect events or circumstances arising after the date of this news release, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements included in this news release or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “intend,” “strategy,” “goal,” “future,” “seek,” “may,” “should,” “would,” “will,” “will be,” or other similar words and phrases. Forward-looking statements are based on current expectations and assumptions that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

Exhibit 99.1

Contact: Dean Siegal
(914) 524-6819

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